                                                                 EXHIBIT 11


                            GENESIS HEALTH VENTURES
                  COMPARATIVE EARNINGS PER SHARE CALCULATION
                    QUARTERS ENDED MARCH 31, 1996 AND 1995
                (in thousands, except share and per share data)

                                                                     3/31/96              3/31/95
                                                                    ---------            ---------
Primary Earnings Per Share:
     Reported earnings before debenture conversion expense          $     7,809          $     5,813
     Debenture conversion expense, net of tax
                                                                    -----------          -----------
     Reported net income                                            $     7,809          $     5,813
                                                                    -----------          -----------

     Weighted average shares & CSE's:                                25,306,685           22,674,336
                                                                    -----------          -----------

     Primary EPS before debenture conversion expense                $      0.31          $      0.26
     Primary EPS - Debenture conversion expense

                                                                    ===========          ===========
     Primary EPS - Net income                                       $      0.31          $      0.26
                                                                    ===========          ===========

Fully Diluted Earnings Per Share:
     Reported earnings before debenture conversion expense          $     7,809          $     5,813
     Debenture conversion expense, net of tax

                                                                    -----------          -----------
     Reported net income                                            $     7,809          $     5,813
                                                                    -----------          -----------
     Adjustments to net income:
       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible Debentures, net of tax                                 697                  975

                                                                    -----------          -----------
     Adjusted net income                                            $     8,506          $     6,788
                                                                    -----------          -----------

     Weighted average shares & CSE's:
         Common shares                                               25,306,685           22,674,336
         Additional option shares                                                             26,591
         Convertible Debenture shares                                 3,491,048            5,710,407

                                                                    -----------          -----------
         Total                                                       28,797,732           28,411,334
                                                                    -----------          -----------

     Fully diluted EPS before debenture conversion expense          $      0.30          $      0.24
        and cumulative effect of a change in
     Fully diluted EPS - Debenture conversion expense

                                                                    ===========          ===========
     Fully diluted EPS - Net income                                 $      0.30          $      0.24
                                                                    ===========          ===========

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                            GENESIS HEALTH VENTURES
                  COMPARATIVE EARNINGS PER SHARE CALCULATION
                   SIX MONTHS ENDED MARCH 31, 1996 AND 1995
                (in thousands, except share and per share data)

                                                                     3/31/96                3/31/95
                                                                    ---------              ----------
Primary Earnings Per Share:
     Reported earnings before debenture conversion expense          $     14,355           $     10,623
     Debenture conversion expense, net of tax                               (687)


                                                                    ------------           ------------
     Reported net income                                            $     13,668           $     10,623
                                                                    ------------           ------------

     Weighted average shares & CSE's:                                 24,730,820             22,618,641
                                                                    ------------           ------------

     Primary EPS before debenture conversion expense                $       0.58           $       0.47
     Primary EPS - Debenture conversion expense                    ($       0.03)
                                                                    ------------           ------------

     Primary EPS - Net income                                       $       0.55           $       0.47

Fully Diluted Earnings Per Share:
     Reported earnings before debenture conversion expense          $     14,355           $     10,623
     Debenture conversion expense, net of tax                               (687)
     Cumulative effect on prior years of
        changing to a different method of
        accounting for income taxes

                                                                    ------------           ------------
     Reported net income                                                  13,668                 10,623
     Adjustments to net income:

       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible Debentures, net of tax                                1,485                  1,966


                                                                    ------------           ------------
     Adjusted net income                                            $     15,153           $     12,589
                                                                    ------------           ------------

     Weighted average shares & CSE's:
         Common shares                                                24,730,820             22,618,641
         Additional option shares                                                                40,449
         Convertible Debenture shares                                  4,085,900              5,710,407

                                                                    ------------           ------------
         Total                                                        28,816,719             28,369,497
                                                                    ------------           ------------



     Fully diluted EPS before debenture conversion expense          $       0.55           $       0.44
     Fully diluted EPS - Debenture conversion expense              ($       0.02)
                                                                    ============           ============
     Fully diluted EPS - Net income                                 $       0.53           $       0.44
                                                                    ============           ============